Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of AQR Funds:

In planning and performing our audit of the financial statements of

AQR Large Cap Multi-Style Fund             AQR TM Large Cap Momentum Style Fund
AQR Small Cap Multi-Style Fund             AQR TM Small Cap Momentum Style Fund
AQR International Multi-Style Fund     AQR TM International Momentum Style Fund
AQR Emerging Multi-Style Fund             AQR Large Cap Defensive Style Fund
AQR TM Large Cap Multi-Style Fund     AQR International Defensive Style Fund
AQR TM Small Cap Multi-Style Fund     AQR Emerging Defensive Style Fund
AQR TM International Multi-Style Fund     AQR Global Equity Fund
AQR TM Emerging Multi-Style Fund     AQR International Equity Fund
AQR Large Cap Momentum Style Fund     AQR Large Cap Relaxed Constraint Equity Fund
AQR Small Cap Momentum Style Fund                  AQR Small Cap Relaxed Constraint Equity Fund
AQR International Momentum Style Fund              AQR International Relaxed Constraint Equity Fund
AQR Emerging Momentum Style Fund                   AQR Emerging Relaxed Constraint Equity Fund

(hereinafter collectively referred to as the "Funds") as of and for the periods ended September 30, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of September 30, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
New York, New York
November 22, 2017

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